Exhibit 99.1
NEWS RELEASE
November 17, 2025

HELMERICH & PAYNE, INC. ANNOUNCES FISCAL FOURTH QUARTER AND FISCAL 2025 RESULTS AND PROVIDES INITIAL FISCAL YEAR 2026 OPERATING AND FINANCIAL GUIDANCE

Operating and Financial Highlights for the Quarter Ended September 30, 2025

▪The Company realized a consolidated net loss of $(57) million, or $(0.58) per share, which includes the impact of non-recurring charges of $56 million. Adjusted for this and other non-recurring one-time items, adjusted net loss(1) was $(1) million, or $(0.01) per share.

▪The Company has received notifications for seven rigs to resume operations in Saudi Arabia during the first half of 2026. With these rig resumptions, the total operating rig count in country will increase to 24 total rigs by the middle of 2026.

▪North America Solutions (NAS) segment reported operating income of $118 million during the quarter compared to $158 million during the prior quarter. NAS realized direct margins(2) of $242 million during the quarter, yielding an associated margin(1) per day of $18,620 and profitability continuing to lead all North American land drillers.

▪International Solutions segment realized an operating loss of $(75) million during the quarter, an improvement from an operating loss of $(167) million in the prior quarter which included a one-time goodwill impairment of $(128) million. International Solutions again exceeded guidance midpoint expectations with direct margins(2) of approximately $30 million.

▪The Company realized consolidated adjusted EBITDA(3) of $225 million.

▪The Company has repaid $210 million on its existing $400 million term loan as of the end of October, up from prior expectations of $200 million by the end of calendar year 2025. The Company now expects to repay the entire term loan by the end of the third fiscal quarter of 2026.

▪Approximately $25 million returned to shareholders as part of the Company’s ongoing dividend program.

Select Operating and Financial Guidance for Fiscal Year 2026

▪The Company expects gross capital expenditures of between $280 million and $320 million during fiscal 2026. Key highlights of 2026’s capital program include:

•Investments related to NAS operations of between $40 million and $60 million, all of which is supported by customer demand and provides necessary upgrades for the Company to maintain its industry leading technical capabilities.
Helmerich & Payne | 222 N Detroit Ave. | Suite 1100
Tulsa, OK 74120 | 918.588.5190 | helmerichpayne.com

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November 17, 2025

•Maintenance and reactivation-related capital across the Company’s global fleet of operating drilling rigs of approximately between $230 million and $250 million, which includes all capital associated with the newly announced reactivation of rigs in Saudi Arabia.
•The balance of all capital spending relates to corporate and other items. Based on customer demand, the Company’s capital spending will be weighted to the first half of the fiscal year.
•Ongoing asset sales that include reimbursements for lost and damaged tubulars and sales of other used drilling equipment offset a portion of the gross capital expenditures, and are expected to total approximately $40 million in fiscal year 2026.

▪Based on current market dynamics, the Company is providing the following operating guidance for fiscal 2026:
•Average contracted rig count of 132 to 148 in NAS.
•Average operating rig count of 58 to 68 for International Solutions.
•Total Offshore direct margins of $100 million to $115 million, with average management contracts and contracted platform rigs to be approximately 30 to 35.

▪Annual cost guidance, highlighted by reduced General and Administrative expenses and a significant sequential annual decline in cash taxes, can be found below.

Management Commentary

“Fiscal 2025 was a historic year for H&P, as we grew our global drilling footprint to over 200 operating rigs, surpassed over $1 billion of direct margins in our North American Solutions business, welcomed the talented team from KCA Deutag, and established new relationships with a diverse set of global customers,” commented CEO John Lindsay.

“In NAS, our strong customer partnerships and disciplined focus on sustainable economic returns continue to deliver market-leading results. Despite a decline in the industry’s overall rig count, NAS achieved another year of exceptional results, underscoring the effectiveness of our operations and sales teams to deliver win/win solutions with customers. Assuming current commodity prices, we continue to expect stable activity trends in the Lower 48 throughout 2026 and remain committed to financial discipline while continuing to deliver mutually beneficial outcomes with our customers.

“For our International Solutions segment, fiscal 2025 was particularly meaningful. We started operations for our eight FlexRigs in Saudi Arabia, completed the acquisition of KCA Deutag, and continued to grow our global presence, with operations now spanning six continents. With the right assets, people, customer relationships, and operating scale, we are well-positioned to capitalize on international opportunities,” Lindsay concluded. “As evidenced by our recent rig reactivations in Saudi Arabia and our numerous conversations with multiple national oil companies, international oil companies, and independents throughout the region, we’re confident our proven drilling solutions and technologies can deliver significant value to international clients.

“In our Offshore Solutions segment, the inclusion of the legacy KCAD operation added significant scale during fiscal 2025, and we realized record margins of nearly $35 million during the fourth quarter as we enjoyed the full benefit of increased rig utilization. We are optimistic about Offshore Solutions going forward, and believe there are numerous opportunities to expand our footprint in this capital efficient business.”

Senior Vice President and CFO Kevin Vann commented, "As we enter fiscal year 2026, our planned capital expenditures represent a meaningful reduction from H&P's fiscal year 2025 spend. We remain focused on generating strong free cash flow and accelerating debt reduction, as demonstrated by repayment of $210 million on the term loan through October, which was well ahead of schedule. We now expect to fully repay all $400 million by the end of the third fiscal quarter of 2026.

“We have made solid progress in streaming our cost structure and have a clear line of sight on further improvements,” Vann said. Our fiscal year 2026 General and Administrative expense guidance represents a decrease of over $50 million relative to proforma annualized 2025, and we expect to realize additional savings which will accrue directly to operating margins in our core businesses.”

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November 17, 2025

Lindsay concluded, "While 2025 brought many achievements, I’m even more excited about the prospects and opportunities ahead. As we enter 2026, our industry-leading technology, performance-driven innovations, and expanding global scale position us to deliver even greater results. We are optimistic about the sector's long-term prospects and believe our global scale will allow our shareholders to benefit for decades to come. With a talented and dedicated workforce, an unwavering focus on safety, and a customer-centered approach, I am confident H&P is poised for continued success and long-term value creation for our shareholders.”

Operating Segment Results for the Fourth Quarter of Fiscal Year 2025

North America Solutions: Realized operating income of $118 million, compared to $158 million during the previous quarter. Direct margin(2) slightly exceeded the midpoint of guidance, totaling approximately $242 million compared to approximately $266 million during the previous quarter. On a per day basis, direct margin was approximately $18,620 with an average of 141 rigs running. Innovations such as our performance contracts continue to help NAS to deliver peer leading margins. During the quarter approximately 50% of the NAS active rigs utilized performance contracts.

International Solutions: This segment had operating loss of $(75) million, compared to a loss of approximately $(167) million during the previous quarter which included a one-time goodwill impairment of $(128) million. Direct margin(2) again exceeded the midpoint of guidance, totaling approximately $30 million compared to approximately $34 million during the previous quarter.

Offshore Solutions: Contributed operating income of approximately $20 million, compared to approximately $9 million during the previous quarter, representing an increase of $11 million. The increase in operating income was primarily attributable to increased rig utilization. Direct margin(2) exceeded the guidance range, realizing record margins of approximately $35 million compared to approximately $23 million during the previous quarter.

Select Items (4) Included in Net Income per Diluted Share

Fourth quarter of fiscal year 2025 net loss of $(0.58) per diluted share included a net impact $(0.57) per share in after-tax losses comprised of the following:

▪$0.03 of non-cash after-tax gains related to the change in actuarial assumptions on estimated liabilities
▪$(0.05) of after-tax losses related to transaction and integration costs
▪$(0.07) of after-tax losses related to restructuring charges
▪$(0.08) of after-tax losses related to a credit loss expense associated with a long-term note receivable
▪$(0.12) of non-cash after-tax losses related to impairment
▪$(0.28) of non-cash after-tax losses related to investment securities

Third quarter of fiscal year 2025 net loss of $(1.64) per diluted share included a net impact $(1.86) per share in after-tax losses comprised of the following:

▪$0.21 of after-tax gains related to a legal settlement
▪$(0.04) of after-tax losses related to restructuring charges
▪$(0.07) of after-tax losses related to transaction and integration costs
▪$(0.22) of non-cash after-tax losses related to the change in actuarial assumptions on estimated liabilities
▪$(1.74) of non-cash after-tax losses related to goodwill impairment

Operational Outlook for the First Quarter of Fiscal Year 2026

The below guidance represents our expectations as of the date of this release.

North America Solutions:
▪Direct margin(2) between $225 million and $250 million
▪Average rig count of approximately 138 to 144 contracted rigs

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November 17, 2025

International Solutions:
▪Direct margin(2) between $13 million and $23 million
▪Average operating rig count of approximately 57 to 63 rigs(5)

Offshore Solutions:
▪Direct margin(2) between $27 million and $33 million
▪Average management contracts and contracted platform rigs of approximately 30 to 35

Other:
▪Direct margin(2) contribution from the Company's other operations between $3 million and $7 million

Other Estimates for Fiscal Year 2026

▪Depreciation for fiscal year 2026 is expected to be approximately $690 million
▪Research and development expenses for fiscal year 2026 of approximately $25 million
▪General and administrative expenses for fiscal year 2026 of approximately $265 million to $285 million
▪Cash taxes to be paid in fiscal year 2026 of approximately $95 million to $145 million
▪Interest expense for fiscal year 2026 is expected to be approximately $100 million

Conference Call

A conference call will be held on Tuesday, November 18, 2025, at 11 a.m. (ET) with John Lindsay, CEO, Trey Adams, President, Kevin Vann, Senior Vice President and CFO, and other management team members to discuss the Company’s fourth quarter fiscal year 2025 results. Dial-in information for the conference call is (800)-245-3047 for domestic callers or (203)-518-9765 for international callers. The call access code is ‘Helmerich’. Participants can listen to the live webcast of the conference call and access the accompanying earnings presentation by visiting our website at www.hpinc.com. Navigate to the “Investors” section, click on “News and Events – Events & Presentations,” and select the event to access the webcast and materials.

About Helmerich & Payne, Inc.

Founded in 1920, Helmerich & Payne, Inc. (H&P) (NYSE: HP) is committed to delivering industry leading levels of drilling productivity and reliability. H&P operates with the highest level of integrity, safety and innovation to deliver superior results for its customers and returns for shareholders. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world. H&P also develops and implements advanced automation, directional drilling and survey management technologies. As of November 17, 2025, H&P's fleet includes 203 land rigs in the United States, 137 international land rigs and 5 offshore platform rigs, plus operating approximately 30 offshore labor contracts. For more information, see H&P online at www.hpinc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, outlook for fiscal 2026, statements regarding the anticipated benefits (including synergies and cash flow) of the acquisition and integration of KCA Deutag, the anticipated impact of the acquisition of KCA Deutag on the Company's business and future financial and operating results, the anticipated timing of expected synergies, cost savings and returns from the acquisition of KCA Deutag, the Company’s business strategy, future financial position, operations outlook, future cash flow, future use of generated cash flow, dividend amounts and timing, amounts of any future dividends, investments, active rig count projections, projected costs and plans, objectives of management for future operations, contract terms, financing and funding, debt reduction plans, capex spending and budgets, outlook for domestic and international markets, future commodity prices, and future customer activity and relationships are forward-looking statements. For information regarding

News Release
November 17, 2025

risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other disclosures in the Company’s SEC filings, including but not limited to its annual report on Form 10‑K and quarterly reports on Form 10‑Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. Investors are cautioned not to put undue reliance on such statements. We undertake no duty to publicly update or revise any forward-looking statements, whether as a result of new information, changes in internal estimates, expectations or otherwise, except as required under applicable securities laws.

Helmerich & Payne uses its Investor Relations website as a channel of distribution for material company information. Such information is routinely posted and accessible on its Investor Relations website at www.hpinc.com. Information on our website is not part of this release.

Note Regarding Trademarks. Helmerich & Payne, Inc. owns or has rights to the use of trademarks, service marks and trade names that it uses in conjunction with the operation of its business. Some of the trademarks that appear in this release or otherwise used by H&P include FlexRig, which may be registered or trademarked in the United States and other jurisdictions.

(1) Adjusted net income, which is considered a non-GAAP metric, is defined as net income (loss), excluding the impact of 'select items' which management defines as certain items that do not reflect the ongoing performance of our core business operations. Adjusted net income is included as supplemental disclosure as management uses it to assess and understand current operational performance, especially in analyzing historical trends which are used in forecasting future period results. For this reason, we believe this measure will be useful information to investors. The presence of non-GAAP metrics is not intended to suggest that such measures should be considered as a substitute for certain GAAP metrics and, given that not all companies define adjusted net income the same way, this financial measure may not be comparable to similarly titled metrics disclosed by other companies. See Non-GAAP Measurements for a reconciliation of net income (loss) to adjusted net income.

(2) Direct margin, which is considered a non-GAAP metric, is defined as operating revenues (less reimbursements) less direct operating expenses (less reimbursements) and is included as a supplemental disclosure. We believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. See Non-GAAP Measurements for a reconciliation of segment operating income(loss) to direct margin. Expected direct margin for the first quarter of fiscal 2026 is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future items and adjustments, which could be significant, we are unable to provide a reconciliation of expected direct margin to the most comparable GAAP measure without unreasonable effort.

(3) Adjusted EBITDA is considered to be a non-GAAP metric. Adjusted EBITDA is defined as net income (loss) before taxes, depreciation and amortization, gains and losses on asset sales, other income and expense - which includes interest income and interest expense, and excludes the impact of 'select items' which management defines as certain items that do not reflect the ongoing performance of our core business operations. Adjusted EBITDA is included as supplemental disclosure as management uses it to assess and understand current operational performance, especially in analyzing historical trends which are used in forecasting future period results. For this reason, we believe this measure will be useful to information to investors. The presence of non-GAAP metrics is not intended to suggest that such measures should be considered as a substitute for certain GAAP metrics and, given that not all companies define Adjusted EBITDA the same way, this financial measure may not be comparable to similarly titled metrics disclosed by other companies. See Non-GAAP Measurements for a reconciliation of net income to Adjusted EBITDA.

(4) Select items are considered non-GAAP metrics and are included as a supplemental disclosure as the Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future periods results. Select items are excluded as they are deemed to be outside the Company's core business operations. See Non-GAAP Measurements.

(5) Does not include 27 rigs that have either suspended operations or have been notified to suspend operations in Saudi Arabia

Contact: Kris Nicol
Vice President of Investor Relations
investor.relations@hpinc.com

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November 17, 2025

Interim Financial Information
Prior to the three months ended March 31, 2025, foreign currency exchange gains and losses were presented in the operating costs and expense line items to which they relate, namely within Drilling services operating expenses, on our Consolidated Statements of Operations. To conform with the current period presentation, we reclassified amounts previously presented in separate line items within operating costs and expenses to the Foreign currency exchange loss line on our Consolidated Statements of Operations for the three months and fiscal year ending September 30, 2024. The impact of this change was not material to any period presented.
Prior to the fourth quarter of fiscal year 2025, revenues associated with our BENTEC™ manufacturing and engineering operations were presented within Drilling services revenue within our Consolidated Statements of Operations. These revenues were reclassified to Other revenue during the three months ended September 30, 2025. To conform with the current fiscal year presentation, we reclassified amounts previously presented in Drilling services revenue to Other revenue on our Consolidated Statements of Operations for the three months ended June 30, 2025.

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November 17, 2025

HELMERICH & PAYNE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended			Year Ended
(in thousands, except per share amounts)	September 30,	June 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
OPERATING REVENUES
Drilling services	$990,211	$1,005,514	$691,293	$3,678,660	$2,746,128
Other	21,537	35,410	2,500	67,353	10,479
	1,011,748	1,040,924	693,793	3,746,013	2,756,607
OPERATING COSTS AND EXPENSES
Drilling services operating expenses, excluding depreciation and amortization	694,611	704,224	407,017	2,511,408	1,624,681
Other operating expenses	20,319	31,059	1,176	56,019	4,483
Depreciation and amortization	188,857	179,491	100,992	625,085	397,344
Research and development	7,567	7,777	8,850	34,125	40,955
Selling, general and administrative	77,645	65,506	66,920	287,052	244,883
Acquisition transaction costs	5,677	8,623	7,452	54,702	14,982
Asset impairment charges	18,928	173,258	—	194,030	—
Restructuring charges	7,450	4,681	—	12,131	—
Gain on reimbursement of drilling equipment	(7,249)	(6,773)	(8,622)	(33,398)	(33,309)
Other (gain) loss on sale of assets	(595)	1,347	2,421	1,541	5,139
	1,013,210	1,169,193	586,206	3,742,695	2,299,158
OPERATING INCOME (LOSS)	(1,462)	(128,269)	107,587	3,318	457,449
Other income (expense)
Interest and dividend income	3,353	2,856	11,979	35,207	41,168
Interest expense	(27,972)	(29,200)	(16,124)	(107,808)	(29,093)
Gain (loss) on investment securities	(36,461)	(337)	13,851	(22,377)	13,953
Foreign currency exchange gain (loss)	6,455	(9,216)	(1,041)	(9,682)	(5,550)
Other	(5,985)	31,258	102	27,229	3,093
	(60,610)	(4,639)	8,767	(77,431)	23,571
Income (loss) before income taxes	(62,072)	(132,908)	116,354	(74,113)	481,020
Income tax expense (benefit)	(6,265)	28,991	40,878	85,835	136,855
NET INCOME (LOSS)	$(55,807)	$(161,899)	$75,476	$(159,948)	$344,165
Net income attributable to non-controlling interest	1,556	859	—	3,747	—
NET INCOME (LOSS) ATTRIBUTABLE TO HELMERICH & PAYNE, INC.	$(57,363)	$(162,758)	$75,476	$(163,695)	$344,165

Basic earnings (loss) per common share	$(0.58)	$(1.64)	$0.75	$(1.66)	$3.43

Diluted earnings (loss) per common share	$(0.58)	$(1.64)	$0.76	$(1.66)	$3.43

Weighted average shares outstanding:
Basic	99,441	99,422	98,755	99,272	98,857
Diluted	99,441	99,422	98,995	99,272	99,067

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November 17, 2025

HELMERICH & PAYNE, INC.
CONSOLIDATED BALANCE SHEETS
	September 30,	September 30,
(in thousands except share data and share amounts)	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$196,848	$217,341
Restricted cash	27,412	68,902
Short-term investments	21,496	292,919
Accounts receivable, net of allowance of $19,647 and $2,977, respectively	782,644	418,604
Inventories of materials and supplies, net	324,326	117,884
Prepaid expenses and other, net	97,518	76,419
Assets held-for-sale	15,231	—
Total current assets	1,465,475	1,192,069

Investments, net	68,198	100,567
Property, plant and equipment, net	4,313,074	3,016,277
Other Noncurrent Assets:
Goodwill	182,854	45,653
Intangible assets, net	485,540	54,147
Operating lease right-of-use asset	123,598	67,076
Restricted cash	1,640	1,242,417
Other assets, net	65,359	63,692
Total other noncurrent assets	858,991	1,472,985

Total assets	$6,705,738	$5,781,898

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$217,923	$135,084
Dividends payable	25,199	25,024
Accrued liabilities	564,855	286,841
Current portion of long-term debt, net	6,859	—
Total current liabilities	814,836	446,949

Noncurrent Liabilities:
Long-term debt, net	2,057,084	1,782,182
Deferred income taxes	624,000	495,481
Retirement benefit obligation	109,864	6,524
Other	270,616	133,610
Total noncurrent liabilities	3,061,564	2,417,797

Shareholders' Equity:
Common stock, $0.10 par value, 160,000,000 shares authorized, 112,222,865 shares issued as of September 30, 2025 and 2024, and 99,446,577 and 98,755,412 shares outstanding as of September 30, 2025 and 2024, respectively	11,222	11,222
Preferred stock, no par value, 1,000,000 shares authorized, no shares issued	—	—
Additional paid-in capital	513,050	518,083
Retained earnings	2,619,090	2,883,590
Accumulated other comprehensive loss	44,964	(6,350)
Treasury stock, at cost, 12,776,288 shares and 13,467,453 shares as of September 30, 2025 and 2024, respectively	(463,536)	(489,393)
Non-controlling interest	104,548	—
Total shareholders’ equity	2,829,338	2,917,152

Total liabilities and shareholders' equity	$6,705,738	$5,781,898

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November 17, 2025

HELMERICH & PAYNE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year Ended September 30,
(in thousands)	2025	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(159,948)	$344,165	$434,100
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	625,085	397,344	382,314
Asset impairment charges	194,030	—	12,097
Amortization of debt discount and debt issuance costs	6,069	10,560	1,079
Stock-based compensation	31,594	31,198	32,456
(Gain) loss on investment securities	22,377	(13,953)	(11,299)
Gain on reimbursement of drilling equipment	(33,398)	(33,309)	(48,173)
Other loss on sale of assets	1,541	5,139	8,016
Deferred income tax benefit	(78,661)	(23,191)	(20,400)
Other	14,039	5,132	8,979
Changes in assets and liabilities	(79,778)	(38,422)	34,513
Net cash provided by operating activities	542,950	684,663	833,682

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(426,373)	(495,072)	(395,460)
Purchase of short-term investments	(117,057)	(200,653)	(180,993)
Purchase of long-term investments	(3,296)	(9,120)	(20,748)
Payment for acquisition of business, net of cash acquired	(1,836,072)	—	—
Proceeds from sale of short-term investments	378,353	204,152	195,311
Proceeds from sale of long-term investments	31,990	—	—
Insurance proceeds from involuntary conversion	2,366	5,533	9,221
Proceeds from asset sales	45,776	46,412	70,085
Other	(1,029)	(10,000)	—
Net cash used in investing activities	(1,925,342)	(458,748)	(322,584)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(100,735)	(168,459)	(201,456)
Distributions to non-controlling interests	(15,380)	—	—
Proceeds from debt issuance	400,000	1,247,629	—
Debt issuance costs	(2,629)	(22,934)	—
Payments for employee taxes on net settlement of equity awards	(10,836)	(12,177)	(14,410)
Payment of contingent consideration from acquisition of business	—	(6,250)	(250)
Payments for early extinguishment of long-term debt	(200,000)	—	—
Share repurchases	—	(51,302)	(247,213)
Other	(3,759)	—	(540)
Net cash provided by (used in) financing activities	66,661	986,507	(463,869)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	12,971	—	—
Net increase (decrease) in cash and cash equivalents and restricted cash	(1,302,760)	1,212,422	47,229
Cash and cash equivalents and restricted cash, beginning of period	1,528,660	316,238	269,009
Cash and cash equivalents and restricted cash, end of period	$225,900	$1,528,660	$316,238

News Release
November 17, 2025

HELMERICH & PAYNE, INC.
SEGMENT REPORTING
	Three Months Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,
(in thousands, except operating statistics)	2025	2025	2024	2025	2024
NORTH AMERICA SOLUTIONS
Operating revenues	$572,274	$592,214	$618,285	$2,362,327	$2,445,946
Direct operating expenses	330,235	326,042	343,769	1,322,697	1,366,471
Depreciation and amortization	88,248	88,078	92,647	351,813	366,446
Research and development	7,580	7,617	8,975	34,140	41,293
Selling, general and administrative expense	25,781	10,972	17,301	68,047	61,113
Acquisition transaction costs	—	7	—	41	—
Asset impairment charges	—	—	—	1,507	—
Restructuring charges	2,272	1,849	—	4,121	—
Segment operating income	$118,158	$157,649	$155,593	$579,961	$610,623
Financial Data and Other Operating Statistics1:
Direct margin (Non-GAAP)[2]	$242,039	$266,172	$274,516	$1,039,630	$1,079,475
Revenue days[3]	12,999	13,400	13,871	53,523	55,387
Average active rigs[4]	141	147	151	147	151
Number of active rigs at the end of period[5]	144	141	151	144	151
Number of available rigs at the end of period	223	224	228	223	228
Reimbursements of "out-of-pocket" expenses	$71,289	$73,268	$76,148	$290,591	$294,375

INTERNATIONAL SOLUTIONS
Operating revenues	$241,234	$265,803	$45,463	$802,426	$193,975
Direct operating expenses	211,716	231,695	44,010	718,822	169,033
Depreciation and amortization	90,102	66,734	3,314	218,817	10,863
Selling, general and administrative expense	4,964	5,014	2,093	17,232	9,427
Acquisition transaction costs	1,234	141	—	1,585	—
Asset impairment charges	4,368	128,352	—	132,720	—
Restructuring charges	4,565	380	—	4,945	—
Segment operating income (loss)	$(75,715)	$(166,513)	$(3,954)	$(291,695)	$4,652
Financial Data and Other Operating Statistics[1]:
Direct margin (Non-GAAP)[2]	$29,518	$34,108	$1,453	$83,604	$24,942
Revenue days[3]	5,691	6,573	1,336	19,985	4,614
Average active rigs[4]	62	72	15	55	13
Number of active rigs at the end of period[5]	61	69	16	61	16
Number of available rigs at the end of period	137	137	27	137	27
Reimbursements of "out-of-pocket" expenses	$12,720	$10,736	$1,065	$34,045	$8,482

OFFSHORE GULF OF MEXICO
Operating revenues	$180,327	$161,777	$27,545	$520,394	$106,207
Direct operating expenses	145,566	139,004	20,468	430,135	82,668
Depreciation and amortization	10,023	12,681	1,723	32,461	7,530
Selling, general and administrative expense	1,297	1,294	1,079	4,619	3,594
Acquisition transaction costs	2,911	—	—	2,971	—
Restructuring charges	237	29	—	266	—
Segment operating income	$20,293	$8,769	$4,275	$49,942	$12,415
Financial Data and Other Operating Statistics[1]:
Direct margin (Non-GAAP)[2]	$34,761	$22,773	$7,077	$90,259	$23,539
Revenue days[3]	276	273	276	1,095	1,111
Average active rigs[4]	3	3	3	3	3
Number of active rigs at the end of period[5]	3	3	3	3	3
Number of available rigs at the end of period	7	7	7	7	7
Reimbursements of "out-of-pocket" expenses	$29,458	$23,043	$7,287	$86,662	$31,717
(1)These operating metrics and financial data, including average active rigs, are provided to allow investors to analyze the various components of segment financial results in terms of activity, utilization and other key results. Management uses these metrics to analyze historical segment financial results and as the key inputs for forecasting and budgeting segment financial results.
(2)Direct margin, which is considered a non-GAAP metric, is defined as operating revenues less direct operating expenses and is included as a supplemental disclosure because we believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. See — Non-GAAP Measurements below for a reconciliation of segment operating income (loss) to direct margin.
(3)Defined as the number of contractual days during the reporting period in which revenue was recognized from Company owned rigs. This metric excludes revenue days associated with leased rigs.
(4)Active rigs generate revenue for the Company; accordingly, 'average active rigs' represents the average number of rigs generating revenue during the applicable time period. This metric is calculated by dividing revenue days by total days in the applicable period (i.e. 92 days for the three months ended September 30, 2025 and 2024, 91 days for the three months ended June 30, 2025, 365 days for the year ended September 30, 2025 and 366 days for the year ended September 30, 2024).
(5)Defined as the number of contractual days for owned and leased rigs with recognized revenue for during the period.

News Release
November 17, 2025

Segment operating income (loss) for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes gain on reimbursement of drilling equipment, other loss on sale of assets, corporate selling, general and administrative costs, corporate depreciation, corporate acquisition transactions costs, corporate asset impairment charges, and corporate restructuring charges. The Company considers segment operating income (loss) to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses. This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods. The Company believes that segment operating income (loss) is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers. Additionally, it highlights operating trends and aids analytical comparisons. However, segment operating income (loss) has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income (loss) per the information above to income before income taxes as reported on the Consolidated Statements of Operations:

	Three Months Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,
(in thousands)	2025	2025	2024	2025	2024
Operating income (loss)
North America Solutions	$118,158	$157,649	$155,593	$579,961	$610,623
International Solutions	(75,715)	(166,513)	(3,954)	(291,695)	4,652
Offshore Gulf of Mexico	20,293	8,769	4,275	49,942	12,415
Other	(32,792)	(70,004)	714	(103,397)	(1,359)
Eliminations	(1,752)	6,114	2,315	(3,999)	1,261
Segment operating income (loss)	$28,192	$(63,985)	$158,943	$230,812	$627,592
Gain on reimbursement of drilling equipment	7,249	6,773	8,622	33,398	33,309
Other gain (loss) on sale of assets	595	(1,347)	(2,421)	(1,541)	(5,139)
Corporate selling, general and administrative costs, corporate depreciation, corporate acquisition transaction costs, corporate asset impairment charges, and corporate restructuring charges	(37,498)	(69,710)	(57,557)	(259,351)	(198,313)
Operating income (loss)	$(1,462)	$(128,269)	$107,587	$3,318	$457,449
Other income (expense):
Interest and dividend income	3,353	2,856	11,979	35,207	41,168
Interest expense	(27,972)	(29,200)	(16,124)	(107,808)	(29,093)
Gain (loss) on investment securities	(36,461)	(337)	13,851	(22,377)	13,953
Foreign currency exchange gain (loss)	6,455	(9,216)	(1,041)	(9,682)	(5,550)
Other	(5,985)	31,258	102	27,229	3,093
Total other income (expense)	(60,610)	(4,639)	8,767	(77,431)	23,571
Income (loss) before income taxes	$(62,072)	$(132,908)	$116,354	$(74,113)	$481,020

News Release
November 17, 2025

SUPPLEMENTARY STATISTICAL INFORMATION
Unaudited

U.S. LAND RIG COUNTS & MARKETABLE FLEET STATISTICS

	November 17,	September 30,	June 30,	Q4FY25
	2025	2025	2025	Average(2)
U.S. Land Operations
Term Contract Rigs	72	73	74	74
Spot Contract Rigs	71	71	67	67
Total Contracted Rigs	143	144	141	141
Idle or Other Rigs	60	79	83	82
Total Marketable Fleet	203	223	224	223

International Solutions
Total Contracted Rigs(1)	86	88	89	89
Idle or Other Rigs	51	49	48	48
Total Marketable Fleet	137	137	137	137

Offshore Solutions
Total Platform Rigs	3	3	3	3
Idle or Other Rigs	2	4	4	4
Total Fleet	5	7	7	7

Total Management Contracts	33	33	33	33

(1) Includes 27 rigs, 27 rigs, and 26 rigs as November 17, 2025, September 30, 2025, and June 30, 2025, respectively that are contracted but not earning revenue.
(2) Average active rigs represent the average number of rigs generating revenue during the applicable time period. This metric is calculated by dividing revenue days by total days in the applicable period (i.e. 90 days).

News Release
November 17, 2025

NON-GAAP MEASUREMENTS

NON-GAAP RECONCILIATION OF SELECT ITEMS AND ADJUSTED NET INCOME(**)

	Three Months Ended September 30, 2025
(in thousands, except per share data)	Pretax	Tax	Net	EPS
Net income (GAAP basis)			$(57,363)	$(0.58)
(-) Changes in actuarial assumptions on estimated liabilities	$3,864	$877	$2,987	$0.03
(-) Acquisition transaction costs	$(5,677)	$(680)	$(4,997)	$(0.05)
(-) Restructuring charges	$(7,450)	$(595)	$(6,855)	$(0.07)
(-) Credit loss expense associated with long-term note receivable	$(9,878)	$(2,242)	$(7,636)	$(0.08)
(-) Impairment expense	$(11,450)	$—	$(11,450)	$(0.12)
(-) Loss on investment securities	$(36,461)	$(8,277)	$(28,184)	$(0.28)
Adjusted net income			$(1,228)	$(0.01)

	Three Months Ended June 30, 2025
(in thousands, except per share data)	Pretax	Tax	Net	EPS
Net income (GAAP basis)			$(162,758)	$(1.64)
(-) Legal settlement	$27,500	$6,242	$21,258	$0.21
(-) Restructuring charges	$(4,681)	$(1,063)	$(3,618)	$(0.04)
(-) Acquisition transaction costs	$(8,623)	$(1,957)	$(6,666)	$(0.07)
(-) Changes in actuarial assumptions on estimated liabilities	$(28,932)	$(6,568)	$(22,364)	$(0.22)
(-) Goodwill impairment	$(173,258)	$—	$(173,258)	$(1.74)
Adjusted net income			$21,890	$0.22

(**)The Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future period results. Select items are excluded as they are deemed to be outside of the Company's core business operations.

News Release
November 17, 2025

NON-GAAP RECONCILIATION OF DIRECT MARGIN
Direct margin is considered a non-GAAP metric. We define "direct margin" as operating revenues less direct operating expenses. Direct margin is included as a supplemental disclosure because we believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. Direct margin is not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures.
The following table reconciles direct margin to segment operating income (loss), which we believe is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to direct margin.

	Three Months Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(in thousands)	2025	2025	2024	2025	2024
NORTH AMERICA SOLUTIONS
Segment operating income	$118,158	$157,649	$155,593	$579,961	$610,623
Add back:
Depreciation and amortization	88,248	88,078	92,647	351,813	366,446
Research and development	7,580	7,617	8,975	34,140	41,293
Selling, general and administrative expense	25,781	10,972	17,301	68,047	61,113
Acquisition transaction costs	—	7	—	41	—
Asset impairment charge	—	—	—	1,507	—
Restructuring charges	2,272	1,849	—	4,121	—
Direct margin (Non-GAAP)	$242,039	$266,172	$274,516	$1,039,630	$1,079,475

INTERNATIONAL SOLUTIONS
Segment operating income (loss)	$(75,715)	$(166,513)	$(3,954)	$(291,695)	$4,652
Add back:
Depreciation and amortization	90,102	66,734	3,314	218,817	10,863
Selling, general and administrative expense	4,964	5,014	2,093	17,232	9,427
Acquisition transaction costs	1,234	141	—	1,585	—
Asset impairment charge	4,368	128,352	—	132,720	—
Restructuring charges	4,565	380	—	4,945	—
Direct margin (Non-GAAP)	$29,518	$34,108	$1,453	$83,604	$24,942

OFFSHORE SOLUTIONS
Segment operating income	$20,293	$8,769	$4,275	$49,942	$12,415
Add back:
Depreciation and amortization	10,023	12,681	1,723	32,461	7,530
Selling, general and administrative expense	1,297	1,294	1,079	4,619	3,594
Acquisition transaction costs	2,911	—	—	2,971	—
Restructuring charges	237	29	—	266	—
Direct margin (Non-GAAP)	$34,761	$22,773	$7,077	$90,259	$23,539

News Release
November 17, 2025

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA
Adjusted EBITDA and 'Select Items' are considered to be non-GAAP metrics. Adjusted EBITDA is defined as net income (loss) before taxes, depreciation and amortization, gains and losses on asset sales, other income and expense - which includes interest income and interest expense, and excludes the impact of 'select items' which management defines as certain items that do not reflect the ongoing performance of our core business operations. These metrics are included as supplemental disclosures as management uses them to assess and understand current operational performance, especially in analyzing historical trends which are used in forecasting future period results. For this reason, we believe this measure will be useful to information to investors. The presence of non-GAAP metrics is not intended to suggest that such measures should be considered as a substitute for certain GAAP metrics and, given that not all companies define Adjusted EBITDA the same way, this financial measure may not be comparable to similarly titled metrics disclosed by other companies.

	Three Months Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(in thousands)	2025	2025	2024	2025	2024
Net income (loss) attributable to Helmerich and Payne, Inc.	$(57,363)	$(162,758)	$75,476	$(163,695)	$344,165
Add back:
Net income attributable to non-controlling interest	1,556	859	—	3,747	—
Income tax expense (benefit)	(6,265)	28,991	40,878	85,835	136,855
Other (income) expense
Interest and dividend income	(3,353)	(2,856)	(11,979)	(35,207)	(41,168)
Interest expense	27,972	29,200	16,124	107,808	29,093
(Gain) loss on investment securities	36,461	337	(13,851)	22,377	(13,953)
Foreign currency exchange (gain) loss	(6,455)	9,216	1,041	9,682	5,550
Other	5,985	(31,258)	(102)	(27,229)	(3,093)
Depreciation and amortization	188,857	179,491	100,992	625,085	397,344
Acquisition transaction costs	5,677	8,623	7,452	54,702	14,982
Asset impairment charges	18,928	173,258	—	194,030	—
Restructuring charges	7,450	4,681	—	12,131	—
Other (gain) loss on sale of assets	(595)	1,347	2,421	1,541	5,139
Excluding Select Items (Non-GAAP)
Research and development costs associated with an asset acquisition	—	—	—	—	3,840
Gains related to an insurance claim	—	—	—	(2,366)	—
Credit loss expense associated with long-term note receivable	9,878	—	—	9,878	—
Change in actuarial assumptions on estimated liabilities	(3,864)	28,932	—	35,925	—
Adjusted EBITDA (Non-GAAP)	$224,869	$268,063	$218,452	$934,244	$878,754